Exhibit 99.1

WRITTEN CONSENT
OF BOARD OF DIRECTORS OF
SYSTEMS EVOLUTION, INC.
an Idaho Corporation

The undersigned, being all of the directors of Systems Evolution , Inc., an Idaho corporation (the “Corporation”), hereby adopt the following recitals and resolutions by their written consent thereto, effective as of October 17, 2006, hereby waiving all notice of and the holding of a meeting of the directors to act upon such resolutions.

AUTHORIZATION TO FILE FORM 15

WHEREAS, the Corporation is currently listed and trades on the Over the Counter Bulletin Board (the “OTCBB.”)

WHEREAS, the Corporation no longer has the financial resources or corporate infrastructure to comply with the requirements of Sections 13 or 15(d) of the Securities Exchange permitting the Corporation to trade on the OTCBB.

WHEREAS, the Board of Directors believes it in the best interest of the Corporation and its shareholders to file a Form 15 with the Securities and Exchange Commission (the “SEC”), effectively delisting the Corporation’s securities from the OTCBB. Upon the filing, the shares of the Corporation’s stock will trade on the Pink Sheets, LLC quotation system

RESOLVED, the Board of Directors authorizes the filing of a Form 15 effectively delisting the Corporation’s securities from the OTCBB.

AUTHORIZATION TO FILE FORM 8-K

WHEREAS, the Corporation plans file a Form 15 with the SEC as described above.

WHEREAS, in connection with the filing of Form 15, the Corporation is required to file a Form 8-K with the SEC disclosing the filing of the Form 15.

WHEREAS, the Board of Directors of the Corporation believe it in the best interest of the Corporation and its shareholders to file the Form 8-K disclosing the filing of Form 15 with the SEC.

RESOLVED, the Board of Directors authorizes the filing of Form 8-K disclosing the filing of Form 15 with the SEC.

AUTHORITY

RESOLVED, that the foregoing resolutions be neither void nor voidable, the transactions being fair to the Corporation, the interests of the directors being noted in these resolutions.

RESOLVED FURTHER, that the appropriate officers of the Corporation are hereby authorized, empowered and directed to do or cause to be done any and all such further acts and things, and to execute any and all such further documents as they may deem necessary or advisable in order to carry into effect the purposes and intent of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent effective as of the date first written above.

Check Appropriate Box
Director	Signatures	For	Against	Abstain

Robert C. Rhodes, II	/s/ Robert C. Rhodes, II	X

Patrick L. Anderson	/s/ Patrick L. Anderson	X

Eddie R. Tipton	/s/ Eddie R. Tipton	X